Exhibit 1.4

[Translation]

Registration code ASAG001

Established June 23, 2016

1st revision January 23, 2019

AUDIT AND SUPERVISORY COMMITTEE REGULATIONS

OF ALPS ALPINE CO., LTD.

Article 1 (Purpose)

These regulations prescribe matters relating to the Audit and Supervisory Committee pursuant to laws and regulations and the Articles of Incorporation.

Article 2 (Organization)

1.	The Audit and Supervisory Committee shall consist of all of the Directors who are members of the Audit and Supervisory Committee (“Audit and Supervisory Committee Members” in these Regulations).

2.	The Audit and Supervisory Committee shall have a chairman of the Audit and Supervisory Committee.

3.	The Audit and Supervisory Committee shall have a full-time Audit and Supervisory Committee Member.

Article 3 (Duties of Audit and Supervisory Committee)

The Audit and Supervisory Committee shall perform the following duties:

(i)	audits of the execution of duties of Directors and preparation of audit reports;

(ii)	determination of the content of proposals to be submitted to the shareholders meeting relating to the election or the dismissal, or refusal of reelection, of the Financial Auditor;

(iii)

determination of the opinion of the Audit and Supervisory Committee regarding the election or the dismissal, or resignation, of a Director (other than a Director who is an Audit and Supervisory Committee Member; the same hereinafter in this Article)

(iv)

the determination of the opinion of the Audit and Supervisory Committee regarding the compensation, etc. of Directors (meaning compensation, bonuses, and any other property benefit received as consideration for the execution of duties); and

(v)	any other duties prescribed by law or regulation or the Articles of Incorporation.

Article 4 (Meetings)

Audit and Supervisory Committee Meetings shall be held regularly, but may also be held from time to time as necessary.

Article 5 (Convener)

1.	Audit and Supervisory Committee meetings shall be convened and operated by the chairman of the Audit and Supervisory Committee.

2.	Each Audit and Supervisory Committee Member may make a request to the chairman of the Audit and Supervisory Committee for the convocation of an Audit and Supervisory Committee Meeting.

3.

If the chairman of the Audit and Supervisory Committee does not convene an Audit and Supervisory Committee meeting despite the request set out in the preceding paragraph, the Audit and Supervisory Committee Member who made such request may convene and operate the meeting himself or herself.

Article 6 (Convocation procedures)

1.

In order to convene an Audit and Supervisory Committee meeting, a notice thereof must be issued to each Audit and Supervisory Committee Member by three days before the date of the Audit and Supervisory Committee meeting.

2.	An Audit and Supervisory Committee meeting may be held without following the convocation procedures if the consent of all Audit and Supervisory Committee Members is obtained.

Article 7 (Resolution method)

1.

A resolution of the Audit and Supervisory Committee shall be made by a majority of the votes of Audit and Supervisory Committee Members present at a meeting where a majority of the Audit and Supervisory Committee Members entitled to vote are present.

2.	An Audit and Supervisory Committee Member who has a special interest in the resolution set out in the preceding paragraph may not participate in such vote.

3.	In making a resolution, the matter must be examined based on sufficient materials.

Article 8 (Matters to be resolved by Audit and Supervisory Committee)

Except where otherwise provided in law and regulation or the Articles of Incorporation, the Audit and Supervisory Committee shall make resolutions on the following matters:

(i)	appointment or removal of the chairman of the Audit and Supervisory Committee;

(ii)	appointment or removal of full-time Audit and Supervisory Committee Members;

(iii)	appointment of the Audit and Supervisory Committee Members who will conduct the matters listed in Article 9 (in these Regulations, the “Select Audit and Supervisory Committee Members”);

(iv)	appointment of the Audit and Supervisory Committee Members who will conduct the matters listed in Article 10 (in these Regulations, the “Specified Audit and Supervisory Committee Members”);

(v)	formulation of the Audit and Supervisory Committee audit, etc. standards;

(vi)	matters relating to the audit policy, audit plans, audit methods, division of audit duties and the like;

(vii)

matters determined to be necessary in order for Audit and Supervisory Committee Members to perform their duties, such as budgets for audit costs and matters related to the performance of the duties to be performed by the Select Audit and Supervisory Committee Members;

(viii)	preparation of audit reports;

(ix)	policy on determinations regarding dismissal or refusal of reelection of the Financial Auditor;

(x)	determination of the appropriateness of reelecting the Financial Auditor;

(xi)	determination of the content of proposals to be submitted to the shareholders meeting regarding the dismissal or refusal of reelection of the Financial Auditor;

(xii)	determination of the content of proposals to be submitted to the shareholders meeting regarding the election of the Financial Auditor;

(xiii)	election of a person who is to temporarily perform the duties of the Financial Auditor in the case where there is no Financial Auditor;

(xiv)	approval regarding conflicting interest transactions by Directors;

(xv)

determination of the opinion of the Audit and Supervisory Committee regarding the election or the dismissal, or resignation, of a Director (other than a Director who is an Audit and Supervisory Committee Member);

(xvi)	determination of the opinion of the Audit and Supervisory Committee regarding the compensation, etc. of Directors (other than Directors who are Audit and Supervisory Committee Members);

(xvii)	determination of requests to make the election of an Audit and Supervisory Committee Member the subject matter of a shareholders meeting;

(xviii)	determination of requests to submit to the shareholders meeting a proposal regarding the election of an Audit and Supervisory Committee Member;

(xix)

expression of the opinion of the Audit and Supervisory Committee that must be notified to the shareholders in the case where the issuance, etc. of shares for subscription is accompanied by a change in ownership; and

(xx)	any other matters deemed necessary by the Audit and Supervisory Committee in relation to the execution of duties of the Audit and Supervisory Committee.

Article 9 (Select Audit and Supervisory Committee Members)

1.	The Audit and Supervisory Committee shall determine Select Audit and Supervisory Committee Members who will perform the following duties:

(i)

making requests to Directors and managers and other employees for reports on matters relating to the execution of their duties, and conducting investigations into the status of operations and assets of the Company;

(ii)	making requests to subsidiaries for reports on their business, and conducting investigations into the status of business and assets of such subsidiaries;

(iii)	making requests to the Financial Auditor for reports regarding audits by the Financial Auditor;

(iv)

in the case where the Company dismisses the Financial Auditor pursuant to the procedures prescribed in Article 12, Paragraph 1, Item (i)—making a statement at the first shareholders meeting to be held after the dismissal to the effect that the dismissal has occurred and providing an explanation of the reasons therefor;

(v)	convening Board of Directors meetings;

(vi)

making a statement of opinion of the Audit and Supervisory Committee at a shareholders meeting regarding the election or the dismissal, or resignation, of a Director (other than a Director who is an Audit and Supervisory Committee Member; the same hereinafter in this Article);

(vii)	making a statement of opinion of the Audit and Supervisory Committee at a shareholders meeting regarding compensation, etc. of Directors

(viii)	representing the Company in litigation between the Company and a Director; and

(ix)	representing the Company in connection with any other lawsuit filings, etc.

2.

If a Select Audit and Supervisory Committee Member who seeks to conduct a matter in Item (i) or Item (ii) of the preceding paragraph and a resolution of the Audit and Supervisory Committee has been made regarding a request for a report or a matter regarding investigation in respect of such item, the Member shall comply with such resolution.

Article 10 (Specified Audit and Supervisory Committee Members)

1.

The Audit and Supervisory Committee shall determine the persons who will perform the following duties pursuant to a resolution of the Audit and Supervisory Committee (in this Article, the “Specified Audit and Supervisory Committee Member”):

(i)

receiving from Directors the business reports and supplementary schedules thereto and accounting documents to be received by the Audit and Supervisory Committee, and sending the same to the other Audit and Supervisory Committee Members;

(ii)

making notifications, to the Director determined as the person to receive such notifications (in this Article, the “Specified Director”), of the content of the audit report of the Audit and Supervisory Committee regarding the business report and the supplementary schedules thereto;

(iii)	reaching an agreement with the Specified Director regarding the date on which the notifications set out in the preceding item are to be made;

(iv)	receiving notification of the content of financial audit reports from the Financial Auditor and notifying the other Audit and Supervisory Committee Members regarding the content of such audit report;

(v)	reaching agreement with the Specified Director and the Financial Auditor regarding the date on which the notification set out in the preceding item is to be received;

(vi)	notifying the Specified Director and the Financial Auditor of the content of the audit report of the Audit and Supervisory Committee regarding the accounting documents; and

(vii)	reaching agreement with the Specified Director regarding the date on which the notification set out in the preceding item is to be made.

2.	Specified Audit and Supervisory Committee Members must be full-time Audit and Supervisory Committee Members.

Article 11 (Matters requiring consent of Audit and Supervisory Committee)

Unless prescribed otherwise by law or ordinance or the Articles of Incorporation, the following matters requiring the consent of all Audit and Supervisory Committee Members may be effected only by a resolution of the Audit and Supervisory Committee:

(i)	the submission to the shareholders meeting of a proposal by a Director regarding the election of an Audit and Supervisory Committee Member; or

(ii)	the compensation, etc. of the Financial Auditor or a person who is to temporarily perform the duties of the Financial Auditor.

Article 12 (Matters requiring consent of all Audit and Supervisory Committee Members)

1.	The following matters requiring the consent of all Audit and Supervisory Committee Members may be effected only after discussions at an Audit and Supervisory Committee meeting:

(i)	the dismissal of the Financial Auditor based on a statutory ground for dismissal;

(ii)	the submission to the shareholders meeting of a proposal relating to the partial exemption of liability of a Director;

(iii)

the submission to the shareholders meeting of a proposal relating to the amendment of the Articles of Incorporation to the effect that the Company may partially exempt the liability of a Director by a resolution of the Board of Directors;

(iv)	the submission to the Board of Directors of a proposal relating to the partial exemption of liability of a Director based on the provisions of the Articles of Incorporation;

(v)

the submission to the shareholders meeting of a proposal relating to the amendment of the Articles of Incorporation to the effect that the Company may enter into an agreement with a non-executive Director to partially exempt his or her liability; or

(vi)	the supporting intervention by the Company in a shareholders’ derivative suit on the side of the defendant Director.

2.	In the case of urgent necessity, the consent in the preceding paragraph may be given in writing or in electronic or magnetic format.

Article 13 (Discussion regarding exercise of powers by Audit and Supervisory Committee Members)

If an Audit and Supervisory Committee Member seeks to exercise a power or perform an obligation related to any of the following matters, the Member may discuss such matter in advance at an Audit and Supervisory Committee meeting:

(i)	making an explanation regarding a question for Audit and Supervisory Committee Members from a shareholder that is received before a shareholders meeting;

(ii)	making a report, etc. to the Board of Directors;

(iii)	making a report regarding a proposal, material, or other item that the Audit and Supervisory Committee Member is seeking to submit to a shareholders meeting;

(iv)

making an injunctive demand regarding activity by a Director that exceeds the scope of the business purposes of the Company or that is in violation of law or ordinance or the Articles of Incorporation; or

(v)	making a statement of opinion at a shareholders meeting regarding the election, dismissal, resignation, or compensation, etc. of an Audit and Supervisory Committee Member.

Article 14 (Discussions regarding compensation, etc.)

Discussions regarding the compensation, etc. of Audit and Supervisory Committee Members may be held at the Audit and Supervisory Committee if all Audit and Supervisory Committee Members so consent.

Article 15 (Reports to Audit and Supervisory Committee)

1.

Each Audit and Supervisory Committee Member shall report regularly and from time to time to the Audit and Supervisory Committee regarding the status of execution of his or her duties, and shall also make such report at any time the Audit and Supervisory Committee so requests.

2.

An Audit and Supervisory Committee Member who receives a report from the Financial Auditor, a Director, an employee of an internal audit division, etc., or any other person, must report such report to the Audit and Supervisory Committee.

3.	The Audit and Supervisory Committee may, as necessary, request a report from the Financial Auditor, a Director, an employee of an internal audit division, etc., or any other person.

4.

If, with respect to the preceding three paragraphs, the Financial Auditor, a Director, an employee of an internal audit division, etc., or any other person notifies all Audit and Supervisory Committee Members of a matter that should be reported to the Audit and Supervisory Committee, such matter does not need to be reported to the Audit and Supervisory Committee.

Article 16 (Preparation of audit report)

1.	The Audit and Supervisory Committee shall prepare an audit report by a resolution thereby.

2.

If the content of the audit report differs from the opinion of any Audit and Supervisory Committee Member and such Audit and Supervisory Committee Member makes a request, the Audit and Supervisory Committee shall add the opinion of such Audit and Supervisory Committee Member to the audit report.

3.

Each Audit and Supervisory Committee Member shall affix his or her signature or name and seal (digital signatures accepted) to the audit reports of the Audit and Supervisory Committee. In the case of full-time Audit and Supervisory Committee Members and Audit and Supervisory Committee Members who are Outside Directors, the title of such position must also be stated.

4.	The provisions of the preceding three paragraphs shall apply mutatis mutandis in the case where the Company prepares extraordinary financial statements or consolidated financial statements.

Article 17 (Minutes)

1.

The Audit and Supervisory Committee Members shall prepare minutes containing the following information, and each of the Audit and Supervisory Committee Members who attended the meeting shall affix his or her signature or name and seal (digital signatures accepted).

(i)

the date, time, and place at which the meeting was held (including, in the case where an Audit and Supervisory Committee Member, Director or Financial Auditor attended the Audit and Supervisory Committee meeting from a remote location, the method of such attendance);

(ii)	an outline of the course of the agenda items and the results thereof;

(iii)	in the case where an Audit and Supervisory Committee Member has a special interest in a matter requiring a resolution, the name of such Audit and Supervisory Committee Member;

(iv)	in the case where an opinion or comment is made at the Audit and Supervisory Committee meeting in regard to any of the following matters, the outline of such opinion or comment:

(a)	a report from a Director to the effect that a matter that could cause significant damage to the Company has been discovered; or

(b)

a report from the Financial Auditor to the effect that improper activity, or a material fact in violation of law or regulation or the Articles of Incorporation, has been discovered in respect of the execution of duties of a Director;

(v)	the name of the Directors or Financial Auditor who attended the Audit and Supervisory Committee meeting; and

(vi)	the name of the chairperson of the Audit and Supervisory Committee meeting.

2.

If, pursuant to the provisions of Article 15, Paragraph 4, it is determined that a report to the Audit and Supervisory Committee is not necessary, minutes shall be prepared that state the following information:

(i)	the content of the matter in respect of which a report to the Audit and Supervisory Committee was determined not to be necessary;

(ii)	the date on which it was determined that a report to the Audit and Supervisory Committee was not necessary; and

(iii)	the name of the Audit and Supervisory Committee Member who performed duties pertaining to the preparation of the minutes.

3.	The Company shall keep the minutes in the preceding two paragraphs at its head office for a period of ten years.

Article 18 (Audit and Supervisory Committee Secretariat)

Administrative work related to the convocation of meetings of the Audit and Supervisory Committee, preparation of minutes and any other administrative work related to the operation of the Audit and Supervisory Committee shall be performed by employees who assist with the duties of the Audit and Supervisory Committee, such as Audit and Supervisory Committee support staff.

Article 19 (Audit and Supervisory Committee audit, etc. standards)

Matters relating to the Audit and Supervisory Committee and audits, etc. by the Audit and Supervisory Committee Members shall be governed by the Audit and Supervisory Committee audit, etc. standards as well as by the matters prescribed in law and regulation, the Articles of Incorporation, and the Audit and Supervisory Committee standards.

Article 20 (Revision or abolishment of these Regulations)

The revision or abolishment of these Regulations may only be carried out by the Audit and Supervisory Committee.

Article 21 (Supplementary provisions)

1.	These Regulations take effect from June 23, 2016.

2.	These Regulations are revised on January 23, 2019 and become effective from such date. (1st revision)